SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              -------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported) June 28, 2002 (June 26, 2002)
                                                  -----------------------------

                              GLIMCHER REALTY TRUST
                              ---------------------
               (Exact Name of Registrant as Specified in Charter)

       Maryland                      1-12482                 31-1390518
       --------                      -------                 ----------
(State or Other Jurisdiction       (Commission             (IRS Employer
     of Incorporation)              File Number)         Identification No.)


      20 South Third Street, Columbus, Ohio             43215
      -------------------------------------             -----
    (Address of Principal Executive Offices)          (Zip Code)

       Registrant's telephone number, including area code (614) 621-9000
                                                          --------------



         (Former Name or Former Address, if Changed Since Last Report)

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Item 5. Other Events

     On June 26, 2002, Glimcher Realty Trust, a Maryland real estate investment trust (the "Company") and Glimcher Properties Limited Partnership, a Delaware limited partnership, entered into an Underwriting Agreement (the "Underwriting Agreement") with Deutsche Bank Securities Inc., as representative of the underwriters named in Schedule I to the Underwriting Agreement (the "Underwriters"), providing for the purchase by the Underwriters from the Company of 3,000,000 shares of the Company's common shares of beneficial interest, par value $.01 per share (the "Common Shares") at a purchase price of $17.82 per Common Share (the "Purchase Price"). In accordance with the terms of the Underwriting Agreement, the Underwriters also were granted an option to purchase an additional 450,000 Common Shares at the Purchase Price, less the underwriting discounts to the Underwriters, solely to cover any over-allotments, if any.


Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

          Not applicable.

     (b)  Pro Forma Financial Information.

          Not applicable.

     (c)  Exhibits

          1.1 Underwriting Agreement, dated as of June 26, 2002, among the Company, Glimcher Properties Limited Partnership and Deutsche Bank Securities Inc., as representative for the underwriters named in Schedule I to the Underwriting Agreement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 28, 2002

                                        GLIMCHER REALTY TRUST

                                        By: /s/ William G. Cornely
                                           -------------------------
                                           Name:  William G. Cornely
                                           Title: Executive Vice President,
                                                  Chief Operating Officer,
                                                  Chief Financial Officer
                                                  and Treasurer

                                  EXHIBIT INDEX


EXHIBIT NO.
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Exhibit 1.1   Underwriting Agreement, dated as of June 26, 2002, among the
              Company, Glimcher Properties Limited Partnership and Deutsche Bank Securities Inc., as representative for the underwriters named in
              Schedule I to the Underwriting Agreement.